                                                                    EXHIBIT 3 I

                              STATE OF NEW MEXICO

                              [SEAL APPEARS HERE]

                                   OFFICE OF

                       THE STATE CORPORATION COMMISSION
                           CERTIFICATE OF AMENDMENT
                                      OF
                              SOLV-EX CORPORATION

                                    3168770

     The State Corporation Commission certifies that duplicate originals of the Articles of Amendment attached hereto, duly signed and verified pursuant to the provisions of the
                           BUSINESS CORPORATION ACT
                        (53-11-1 to 53-18-12 NMSA 1978)
have been received by it and are found to conform to law.

     Accordingly, by virtue of the authority vested in it by law, the State Corporation Commission issues this Certificate of Amendment and attaches hereto a duplicate original of the Articles of Amendment.

Dated: SEPTEMBER 1, 1998

                              IN TESTIMONY WHEREOF, THE STATE CORPORATION
                              COMMISSION OF THE STATE OF NEW MEXICO HAS CAUSED
[STAMP APPEARS HERE]          THIS CERTIFICATE TO BE SIGNED BY ITS CHAIRMAN AND
                              THE SEAL OF SAID COMMISSION TO BE AFFIXED AT THE
                              CITY OF SANTA FE


                              /s/ [SIGNATURE]
                              -----------------------------------------
                                                               Chairman

                              /s/ [SIGNATURE]
                              -----------------------------------------
                                                               Director

                                 AMENDMENT OF
                           ARTICLES OF INCORPORATION
                         IN REORGANIZATION PROCEEDINGS
                                      OF
                              SOLV-EX CORPORATION
                                   (1063189)


     Pursuant to the provisions of11 U.S.C. Section1123(a)(5)(1); Articles 4.1.A and 4.3 of the Debtor's Second Amended Plan of Reorganization Dated June 23, 1998, confirmed by Order dated July 31, 1998, of the United States Bankruptcy Court for the District of New Mexico in the matter styled as In re Solv-Ex Corporation, Case No. 11- 97-14361MA; and applicable provisions of the New Mexico Business Corporation Act found at Section 53-13-8, NMSA; the undersigned corporation adopts the following Amendment of Articles of Incorporation in Reorganization Proceedings:

     FIRST:    The corporate name of the corporation is Solv-Ex Corporation.

     SECOND:   The following Amendment of Articles of Incorporation in
Reorganization Proceedings of the present Articles of Incorporation of Solv-Ex Corporation, as amended, was authorized and adopted by operation of Articles 4.1.A and 4.3 of the Debtor's Second Amended Plan of Reorganization Dated June 23, 1998, as follows:

Paragraph 1 of Article IV of the Articles of Incorporation is amended to read as follows:

     "1. The amount of total authorized capital stock of the Corporation shall be as follows:

          A. 100 million shares of common stock of par value of one cent ($.01) each; and

          B. 50 million shares of voting preferred stock; and, with respect to such preferred class, the Board of Directors is authorized to establish out of authorized but unissued shares, series of such preferred class, and, further, is authorized to determine, fix or change the relative rights and preferences of the shares of any series so established, including but not limited to, conversion rights, yields, security or any other rights and preferences."

THIRD:    The foregoing Amendment of Articles of Incorporation in Reorganization
Proceedings were authorized and approved in a manner authorized by law, pursuant to the provisions of 11 U.S.C. Section 1123(a)(5)(I), as contemplated by Articles 4.1.A and 4.3 of the Debtor's Second Amended Plan of Reorganization Dated June 23, 1998, which was confirmed by the Order confirming the Debtor's Second Amended Plan issued July 31,

1998, by the United States Bankruptcy Court for the District of New Mexico, a Court of competent jurisdiction of the reorganization case per Title XI, Chapter 11, United States Code, in the matter styled as In re Solv-Ex Corporation, Case No. 11-97-14361MA.

DATED:     August 31, 1998

SOLV-EX CORPORATION


/s/ John S. Rendall
-------------------------------
John S. Rendall
Chairman and Chief Executive Officer



/s/ Herbert M. Campbell II
-------------------------------
Herbert M. Campbell II
Senior Vice President and Secretary

                                 VERIFICATION

Under penalty of perjury, the undersigned declares that the foregoing document executed by the Corporation and that the statements contained therein are true and correct to the best of my knowledge and belief.


/s/ Herbert M. Campbell II
-------------------------------
Herbert M. Campbell II
Senior Vice President and Secretary